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                                   EXHIBIT 21

                 Subsidiaries of National HealthCare Corporation
                                      (DE)

1.       National HealthCare Corporation of Alabama (AL)
2.       National HealthCare Corporation of Georgia (GA)
3.       National HealthCare Corporation of Florida (FL)
4.       National HealthCare Corporation of Indiana (IN)
5.       National HealthCare Corporation of Kentucky (KY)
6.       National HealthCare Corporation of Missouri (MO)
7.       National HealthCare Corporation of North Carolina (NC)
8.       National HealthCare Corporation of South Carolina (SC)
9.       National HealthCare Corporation of Tennessee (TN)
10.      National HealthCare Corporation of Virginia (VA)
11.      City Corporation (TN)
12.      Tennessee Management Services Corporation (TN)
13.      Nutritional Support Services, L.P. (TN)
14.      Knoxville Health Care Center, L.P. (TN)
15.      Fort Oglethorpe Health Care Center, L.P. (TN)
16.      NHC Insurance Company (TN)
17.      National Health Rehabilitation L.P. (TN)